Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form S-4 of Digital Health Acquisition Corp. of our report dated May 24, 2022, relating to our audits of the consolidated financial statements of the iDoc Virtual Telehealth Solutions, Inc. for the years ended December 31, 2021 and 2020.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

November 4, 2022